Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169355

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA, INC.
SUPPLEMENT NO. 4, DATED JANUARY 7, 2013,
TO THE PROSPECTUS, DATED JULY 3, 2012

This prospectus supplement, or this Supplement No. 4, is part of the prospectus of American Realty Capital — Retail Centers of America, Inc., or the Company, dated July 3, 2012, or the Prospectus, as supplemented by Supplement No. 2, dated October 11, 2012, or Supplement No. 2 and Supplement No. 3, dated November 19, 2012, or Supplement No. 3. This Supplement No. 4 supplements, modifies or supersedes certain information contained in our Prospectus, Supplement No. 2 and Supplement No. 3 and should be read in conjunction with the Prospectus. This Supplement No. 4 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 4 is to, among other things:

•	disclose updated operating information, including the status of the offering, the shares currently available for sale, status of distributions, updated share repurchase program information, information regarding the dilution of the net tangible book value of our shares, the status of fees paid and deferred, our real estate investment summary, selected financial data and changes to our management;
•	disclose changes to investor suitability standards for Ohio and North Dakota investors;
•	update our risk factors;
•	modify our disclosure relating to the compensation of our advisor and its affiliates;
•	update disclosure relating to our dealer manager;
•	update our description of real estate investments;
•	update prior performance information;
•	update our disclosure relating to our plan of distribution;
•	incorporate certain information by reference;
•	update disclosure relating to the electronic delivery of documents;
•	update Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	update Appendix E — Letter of Direction.

	Supplement No. 4 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-3	N/A
Shares Currently Available for Sale	S-3	N/A
Status of Distributions	S-3	N/A
Share Repurchase Program	S-4	N/A
Information Regarding Dilution	S-5	N/A
Status of Fees Paid and Deferred	S-5	N/A
Real Estate Investment Summary	S-6	N/A
Selected Financial Data	S-7	N/A
Management Changes	S-8	N/A
Prospectus Updates
Investor Suitability Standards	S-9	i – ii
Risk Factors	S-9	31, 37
Management	S-9	65 – 67, 68, 69, 74, 76, 81, 82, 88
Certain Relationships and Related Transactions	S-12	83
Management Compensation	S-13	12, 87
Principal Stockholders	S-14	96
Conflicts of Interest	S-15	97, 98, 104
Description of Real Estate Investments	S-15	123
Prior Performance Summary	S-17	138, 143, 144, 145
Experts	S-22	210
Incorporation of Certain Information by Reference	S-23	210
Electronic Delivery of Documents	S-23	210
Subscription Agreements	S-23	C-1-1, C-2-1
Letter of Direction	S-23	E-1
Appendix C-1 — Subscription Agreement	C-1-1	C-1-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2-1	C-2-1
Appendix E — Letter of Direction	E-1	E-1

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering, or IPO, of up to 150.0 million shares of common stock on March 17, 2011. On March 5, 2012, we satisfied the general escrow conditions of our IPO. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares of common stock to American Realty Capital IV, LLC, our sponsor, which purchased $2.0 million of our shares of common stock at a purchase price of $9.00 per share, reflecting the fact that selling commissions and dealer manager fees were not payable in connection with such sale. Subscriptions from residents of Tennessee, Ohio and Pennsylvania will be held in escrow until we have received aggregate subscriptions of at least $20.0 million, $20.0 million and $75.0 million, respectively.

As of December 31, 2012, we had acquired two retail power centers which were 96.5% leased on a weighted average basis as of such date. As of December 31, 2012, we had total real estate investments, at cost, of $54.2 million. As of September 30, 2012, we had incurred, cumulatively to that date, $5.6 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock. Our secured debt leverage ratio was approximately 75.1% (calculated as total secured debt divided by the base purchase price of acquired real estate investments) as of September 30, 2012.

We will offer shares of our common stock until March 17, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all the 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

As of December 31, 2012, we had received aggregate gross proceeds of $7.9 million from the sale of 0.8 million shares of common stock in our IPO. As of December 31, 2012, there were 0.8 million shares of our common stock outstanding, including restricted shares and shares issued under the DRIP. As of December 31, 2012, there were approximately 149.2 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On September 19, 2011, our board of directors authorized, and the Company declared a distribution rate, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.0017534247 per day. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

Our first distribution was paid on July 2, 2012 to stockholders of record at the close of business each day during the period commencing June 8, 2012 (the date of our first property acquisition) through June 30, 2012. We have continued to pay distributions to our stockholders each month since our initial distribution payment in July 2012.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the three months ended September 30, 2012, distributions paid to common stockholders totaled $50,000, inclusive of $4,000 of distributions that were reinvested pursuant to the DRIP. Cash used to pay our distributions was primarily generated from cash flows from operations and shares issued under the DRIP.

The following table shows the sources for the payment of distributions to common stockholders:

	Three Months Ended September 30, 2012
(In thousands)		Percentage of Distributions
Distributions:
Distributions paid in cash	$46
Distributions reinvested	4
Total distributions	$50
Source of distribution coverage:
Cash flows provided by operations(1)	$46	92.0%
Proceeds from issuance of common stock	—	—
Common stock issued under the DRIP/offering proceeds	4	8.0%
Proceeds from financings	—	—
Total source of distribution coverage	$50	100.0%
Cash flows provided by operations (GAAP(2) basis)	$85
Net loss (in accordance with GAAP)	$(431)

(1)	Cash flows provided by operations for the three months ended September 30, 2012 include acquisition and transaction related expenses of $16,000.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from July 29, 2010 (date of inception) through September 30, 2012:

(In thousands)	For the Period from July 29, 2010 (date of inception) to September 30, 2012
Distributions paid:
Common stockholders in cash	$46
Common stockholders pursuant to DRIP/offering proceeds	4
Total distributions paid	$50
Reconciliation of net loss:
Revenues	$630
Acquisition and transaction-related	(387)
Depreciation and amortization	(633)
Other operating expenses	(687)
Other non-operating expenses	(438)
Net loss (in accordance with GAAP)(1)	$(1,515)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the amount we spend to repurchase shares in a given quarter will be limited to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

We first received and accepted subscriptions in this offering in March 2012. Because shares of common stock must be held for at least one year, no shares will be eligible for repurchase prior to March 2013. As of September 30, 2012, we have not received any repurchase requests pursuant to the death and disability provision of our share repurchase plan.

Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of December 31, 2011, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor have we purchased any properties. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2011 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Status of Fees Paid and Deferred

The following table reflects the fees incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented (in thousands):

	Incurred Nine Months Ended September 30, 2012	Unpaid As of September 30, 2012	Incurred Year Ended December 31, 2011	Unpaid As of December 31, 2011
Selling commissions and dealer manager fees	$192	$12	$—	$—
Offering costs	$1,210	$1,210	$1,723	$1,723
Acquisition fees and related cost reimbursements	$324	$324	$—	$—
Financing coordination fees and other	$162	$162	$—	$—
Asset management fees	$—	$—	$—	$—
Property management fees	$—	$—	$—	$—

Real Estate Investment Summary

Real Estate Portfolio

We acquire and operate retail properties. As of December 31, 2012, the properties we owned were 96.5% leased on a weighted average basis. Our portfolio of real estate properties was comprised of the following properties as of December 31, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Net Operating Income(2) (in thousands)	Base Purchase Price(3) (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
Liberty Crossing	June 2012	1	105,970	94.7%	3.9	$1,544	$21,582	7.2%	$16.62
San Pedro Crossing	Dec. 2012	1	201,965	97.4%	5.7	$2,540	$32,600	7.8%	$15.54

(1)	Remaining lease term in years as of December 31, 2012, calculated on a weighted-average basis.
(2)	Annualized net operating income for the three months ended December 31, 2012, or since acquisition date, for the property portfolio. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Annualized net operating income divided by base purchase price.
(5)	Annualized rental income as of December 31, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years as of December 31, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
2013	6	$474	10.0%	16,905	5.7%
2014	2	549	11.6%	40,975	13.8%
2015	2	210	4.4%	24,703	8.3%
2016	2	294	6.2%	15,228	5.1%
2017	3	273	5.8%	17,525	5.9%
2018	4	872	18.5%	39,241	13.2%
2019	2	561	11.9%	47,744	16.1%
2020	—	—	—	—	—
2021	4	1,220	25.8%	81,160	27.3%
2022	1	271	5.7%	13,548	4.6%
Total	26	$4,724	100.0%	297,029	100.0%

(1)	Annualized rental income as of December 31, 2012 is on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of December 31, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)	Annualized Rental Income per Sq. Ft.
Barnes and Noble Bookstores, Inc.	1	35,475	11.9%	Feb. 2014	1.2	None	$448	$12.63
Toys R Us	1	60,687	20.4%	Jan. 2021	8.1	Five 5-Year options	$910	$15.00

(1)	Remaining lease term in years as of December 31, 2012.
(2)	Annualized rental income as of December 31, 2012 for the tenant on a straight-line basis.

Selected Financial Data

The following is selected financial data as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011:

Balance sheet data (in thousands):	September 30, 2012	December 31, 2011
Total real estate investments, at cost	$22,086	$—
Total assets	23,177	36
Mortgage note payable	16,200	—
Note payable	3,000	—
Accounts payable and accrued expenses	6,186	3,755
Total liabilities	25,947	3,755
Total stockholders’ deficit	(2,770)	(3,719)

Operating data (in thousands, except share and per share data):	Nine Months Ended September 30,
	2012	2011
Total revenues	$630	$—
Operating expenses:
Property operating	142	—
Acquisition and transaction related	387	—
General and administrative	232	204
Depreciation and amortization	633	—
Total operating expenses	1,394	204
Operating loss	(764)	(204)
Interest expense	(438)	—
Net loss	$(1,202)	$(204)
Other Data:
Cash flows used in operations	$(417)	$(134)
Cash flows used in investing activities	(5,198)	—
Cash flows provided by financing activities	6,638	133
Per Share Data:
Net loss per common share – basic and diluted	$(4.83)	NM
Weighted-average number of common shares outstanding – basic and diluted	248,967	20,000

NM — not meaningful

Management Changes

Effective October 16, 2012, Leslie D. Michelson resigned as a member of our board of directors. Simultaneous with Mr. Michelson’s resignation, the board of directors appointed Edward G. Rendell as a member of our board of directors and Audit Committee in accordance with the terms of our Bylaws. Governor Rendell also served as a director from February 2011 until March 2012.

PROSPECTUS UPDATES

Investor Suitability Standards

The following disclosure hereby replaces in its entirety the investor suitability standard “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” on pages i – ii of the Prospectus.

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. Note that Ohio investors cannot participate in the distribution reinvestment plan. It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. The minimum offering amount in Ohio is $20,000,000. Ohio investors’ subscriptions will be held in escrow until we raise $20,000,000 in other jurisdictions.”

The following disclosure hereby replaces in its entirety the investor suitability standard “North Dakota” on page ii of the Prospectus.

“North Dakota

•	North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in our offering.”

Risk Factors

The following disclosure is inserted as the fourth full sentence of the risk factor “The management of multiple REITs, especially REITs in the development stage, by our executive officers and officers of our advisor may significantly reduce the amount of time our executive officers and officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer” on page 31 of the Prospectus.

“American Realty Capital Healthcare Trust II, Inc., or ARC HT II, filed its initial registration statement with the SEC on October 31, 2012, but has not yet become effective.”

The following risk factor is inserted immediately after the heading “General Risks Related to Investments in Real Estate” on page 37 of the Prospectus.

“Losses from catastrophes may exceed our insurance coverage.

We carry comprehensive liability and property insurance on our properties and intend to obtain similar coverage for properties we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.”

Management

The following disclosure hereby replaces in its entirety the table of current executive officers and directors on page 65 of the Prospectus.

“We have provided below certain information about our executive officers and directors. The primary function of our executive officers is to oversee the advisor, who will provide the day-to-day services for, and operations of, the company.

Name	Age	Position(s)
Nicholas S. Schorsch	51	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer and Secretary
Peter M. Budko	52	Executive Vice President and Chief Investment Officer
Brian S. Block	40	Executive Vice President and Chief Financial Officer
William M. Kahane	64	Director
David Gong	63	Independent Director
Edward G. Rendell	69	Independent Director
William G. Stanley	57	Independent Director”

The following disclosure is inserted immediately before the last sentence of the second paragraph of Nicholas S. Schorsch’s biography on page 66 of the Prospectus.

“Mr. Schorsch has also served as the chairman of the board of directors of ARC HT II since its formation in October 2012.”

The following disclosure hereby replaces the last sentence of Nicholas S. Schorsch’s biography on page 66 of the Prospectus.

“We believe that Mr. Schorsch’s current experience as executive chairman of ARCT and as chairman and chief executive officer of NYRR, ARC HT, ARC DNAV, ARCP, ARCT III, ARC Global, ARCT IV and ARC HT II, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the board of directors.”

The following disclosure is inserted as the fourth to last sentence of Peter M. Budko’s biography on page 67 of the Prospectus.

“Mr. Budko has also served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the seventh to last sentence on page 68 of Brian S. Block’s biography beginning on page 74 of the Prospectus.

“Mr. Block has served as executive vice president and chief financial officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012.”

The following disclosure is inserted as the fourth full sentence of Edward M. Weil’s biography on page 69 of the Prospectus.

“Mr. Weil has also served as the president, chief operating officer, treasurer and secretary of ARC HT II and the ARC HT II property manager since their formation in October 2012.”

Mr. Michelson’s biography on page 69 of the Prospectus is hereby deleted in its entirety.

Governor Edward G. Rendell’s biography is hereby inserted immediately following Mr. Weil’s biography on page 69 of the Prospectus.

“Governor Edward G. Rendell was appointed as an independent director of our company in October 2012. Gov. Rendell has also served as an independent director of ARC Global since March 2012, ARCT III since March 2012, and BDCA since January 2011. Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Sphar. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School. The Company believes that Governor Rendell’s experience as a director of BDCA, ARCT III and ARC Global and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of the board of directors.”

The following disclosure hereby replaces in its entirety the first sentence of the third paragraph under the heading “The Advisor” on page 76 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global DNAV, ARCP, ARCT IV and ARC HT II.”

The following disclosure replaces in its entirety the last sentence of the second paragraph of the section “Dealer Manager” on page 81 of the Prospectus.

“See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for NYRR, PE-ARC, ARC HT, ARCT DNAV, ARC Global NAV, ARCT III, United Development Funding IV, Business Development Corporation of America, ARCT IV and ARC HT II.”

The following disclosure replaces in its entirety the table of current officers of Realty Capital Securities, LLC on page 81 of the Prospectus.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	45	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	51	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	36	Executive Vice President”

The following disclosure hereby replaces in its entirety the sentence of the second paragraph under the heading “Dealer Manager” on page 81 of the Prospectus.

“Our dealer manager also serves as dealer manager for NYRR, PE-ARC, ARC HT, ARCT DNAV, ARC Global, ARCT III, United Development Funding IV, Business Development Corporation of America, ARCT IV and ARC HT II.”

The following disclosure hereby replaces in its entirety the last paragraph on page 81 of the Prospectus.

“The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:”

Mr. Jafarnia’s biography on page 82 of the Prospectus is hereby deleted in its entirety.

The following biography for Mr. Rokoszewski is inserted immediately following Mr. MacGillivray’s biography on page 82 of the Prospectus.

“Steve Rokoszewski joined the dealer manager in March of 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for

KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

John H. Grady’s biography is inserted immediately following Louisa Quarto’s biography on page 88 of the Prospectus.

“John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.”

Certain Relationships and Related Transactions

The following disclosure hereby replaces the paragraph “Dealer Manager Agreement” on page 83 of the Prospectus.

“Dealer Manager Agreement. We have entered into a dealer manager agreement with our dealer manager, which may be amended from time to time. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. Edward M. Weil, Jr., our president, secretary and treasurer, has been the chief executive officer of our dealer manager since December 2010. Louisa Quarto is president of our dealer manager. John H. Grady currently serves as the chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The following disclosure hereby replaces in its entirety the section entitled “Asset Management Fees” on page 12 of the Prospectus.

“Asset Management Fees	In connection with the asset management services it provides, we will pay our advisor a fee equal to 0.75% per annum of average invested assets; provided, however, that the asset management fees will be reduced by any oversight fee payable to our advisor, such that the aggregate asset management fee and oversight fee do not exceed 0.75% per annum of average invested assets. For purposes of this prospectus, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments permitted under our charter secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced by the average quarterly amount that funds from operations, or FFO, as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such asset management fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses and (ii) non-cash restricted stock grant amortization, if any. FFO as adjusted, is not the same as FFO.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

The following disclosure hereby replaces in its entirety the section entitled “Asset Management Fees” on page 87 of the Prospectus.

“Asset Management Fees	In connection with the asset management services it provides, we will pay our advisor a fee equal to 0.75% per annum of average invested assets; provided, however, that the asset management fees will be reduced by any oversight fee payable to our advisor, such that the aggregate asset management fee and oversight fee do not exceed 0.75% per annum of average invested assets. For purposes of this prospectus, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments permitted under our charter secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced by the average quarterly amount that funds from operations, or FFO, as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such asset management fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses and (ii) non-cash restricted stock grant amortization, if any. FFO as adjusted, is not the same as FFO.(3)(5)(6)(7)(8)	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

Principal Stockholders

The following disclosure replaces in its entirety the second sentence of the section “Principal Stockholders” on page 96 of the Prospectus.

“As of November 30, 2012, we had 146 stockholders of record and 754,264 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus.”

The following disclosure replaces in its entirety Leslie D. Michelson’s row in the Principal Stockholders table on page 96 of the Prospectus.

“Edward G. Rendell	3,000 (6)	0.4%”

The following disclosure replaces in its entirety Footnote 6 to the Principal Stockholders table on page 96 of the Prospectus.

“(6)	Includes 3,000 restricted shares held by Mr. Rendell which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.”

Conflicts of Interest

The following disclosure hereby replaces the first sentence of the second paragraph of the section “Conflicts of Interest” on page 97 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, NYRR, a Maryland corporation organized on October 6, 2009, PE-ARC, a Maryland corporation organized on October 13, 2009, ARC HT, a Maryland corporation organized on August 23, 2010, ARC DNAV, a Maryland corporation organized on September 10, 2010, ARCT III, a Maryland corporation organized on October 15, 2010, ARC Global, a Maryland corporation organized on July 13, 2011, ARCP, a Maryland corporation, organized on December 2, 2010, ARCT IV, a Maryland corporation organized on February 14, 2012, and ARC HT II, a Maryland corporation, organized on October 24, 2012.”

The following disclosure is inserted as the third full sentence of the section “Conflicts of Interest” on page 98 of the Prospectus.

“ARC HT II filed its initial registration statement with the SEC on October 31, 2012, which has not yet become effective.”

The following disclosure hereby replaces in its entirety the first sentence of the third full bullet point on page 104 of the Prospectus.

“•	Our sponsor, our advisor and their affiliates may not pursue any opportunity in respect of anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need based shopping centers, consistent with the investment policies of ARCT, NYRR, ARC HT, PE-ARC, ARCT III, ARCP, ARC DNAV, ARC Global DNAV, ARCT IV and ARC HT II, unless the scope of the intended investments of any such entity is expanded in a registration statement or supplement filed with the SEC.”

Description of Real Estate Investments

The following disclosure is inserted immediately before the heading “Financial Obligations” on page 123 of the Prospectus.

“San Pedro Crossing Shopping Center

On December 21, 2012, we closed our acquisition of the fee-simple interest in a retail power center known as the San Pedro Crossing Shopping Center, located in San Antonio, Texas. We acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was BB Fonds International 1 USA, L.P. The seller does not have a material relationship with us and the acquisition is not an affiliated transaction.

Capitalization

The contract purchase price of San Pedro Crossing Shopping Center was $32.6 million, exclusive of closing costs. We funded the acquisition of property with: (a) a $18.0 million senior loan, (b) a $6.5 million mezzanine loan, (c) a $4.2 million unsecured loan, and (d) $3.9 million from the sale of our common stock, as described in more detail below in “— Financial Obligations.”

Major Tenants/Lease Expiration

The San Pedro Crossing Shopping Center contains 201,965 rentable square feet and is 97% leased to 10 tenants. Three tenants, Toys/Babies “R” Us, Barnes & Noble (NYSE: “BKS”) and The Container Store, represent 62% of the annualized rental income of the property. Toys/Babies “R” Us and The Container Store are rated by major credit rating agencies.

The lease to Toys/Babies “R” Us contains 60,087 square feet. The lease commenced in May 2011, has a 10-year term and expires in January 2021. The lease contains no rental escalations during the lease term. The lease contains five renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.9 million.

The lease to Barnes & Noble contains 35,475 square feet. The lease commenced in May 1996, has an 18-year term and expires in February 2014. The lease contains a rental escalation of 2.9% in 2013. The lease contains no renewal options. The lease is gross whereby the landlord is responsible for maintaining the roof and structure of the building and all operating expenses. The annualized rental income for the initial lease term is $0.4 million.

The lease to The Container Store contains 22,817 square feet. The lease commenced in July 1997, has a 21-year term and expires in January 2018. The lease contains no rental escalations. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.6 million.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Occupancy rate	97.4%	59.2%	74.3%	95.0%	95.0%
Average effective annual rent per square foot	$16.70	$10.69	$13.62	$16.99	$18.04

The following is a summary of lease expirations for the next ten years at the property as of December 31, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percent of San Pedro Crossing	Leased Rentable Sq. Ft.	Percent of San Pedro Crossing Rentable Sq. Ft. Expiring
2013	—	—	—	—	—
2014	1	448	14.7%	35,475	18.0%
2015	2	210	6.9%	24,703	12.6%
2016	1	253	8.3%	13,506	6.9%
2017	1	146	4.8%	7,318	3.7%
2018	1	552	18.1%	22,817	11.6%
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	3	1,177	38.5%	79,360	40.3%
2022	1	271	8.9%	13,548	6.9%
Total	10	$3,057	100.0%	196,727	100.0%

(1)	Annualized rental income as of December 31, 2012 is on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a shopping center and we believe it is suitable and adequate for its uses. We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for each property will be determined based upon the completion of cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2012 are expected to be $0.7 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Toys “R” Us and Babies “R” Us stores sell both toys and juvenile products, including infant and toddler apparel, furniture, and feeding supplies.

Barnes & Noble, Inc. (NYSE: “BKS”), a Fortune 500 company, is a bookseller and is a leading content, commerce and technology company that provides customers access to books, magazines, newspapers and other content across its multi-channel distribution platform.

The Container Store is a leading retailer of storage and organization products in the United States offering time- and space-saving solutions.

The San Pedro Crossing Shopping Center is subject to competitive conditions including, but not limited to: the tastes and habits of consumers; the demographic forces acting upon the local market of the property; heavy competition in the retail market; and economic factors leading to a paucity of disposable income.”

The following disclosure is added to the end of the section “Financial Obligations” on page 123 of the Prospectus.

“On December 21, 2012, we entered into a senior loan agreement, or the Ladder Senior Loan, with Ladder Capital Finance I, LLC that funded a portion of the acquisition of the San Pedro Crossing Shopping Center in the amount of $18.0 million. The Ladder Senior Loan bears interest at a per annum fixed rate of 3.7%. The Ladder Senior Loan matures in January 2018 and provides for monthly interest-only payments, with all principal outstanding balance being due on the maturity date.

On December 21, 2012, we entered into a mezzanine loan agreement, or the Ladder Mezzanine Loan, with Ladder Capital Finance II, LLC that funded a portion of the acquisition of the San Pedro Crossing Shopping Center in the amount of $6.5 million. The Ladder Mezzanine Loan bears interest at a per annum fixed rate of 10.0% through July 2013, at which time the fixed rate per annum increases to 14.0% through maturity. The Ladder Mezzanine Loan matures in January 2014 and provides for monthly interest-only payments, with all principal outstanding balance being due on the maturity date.

On December 21, 2012, we also entered into an unsecured $4.2 million loan with our sponsor. The loan bears interest at a per annum fixed rate of 6.0%. The loan matures in one year and provides for monthly interest-only payments, with all principal outstanding being due on the maturity date. The loan may be prepaid from time to time and at any time, in whole or in part.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the section “Prior Performance Summary — Programs of Our Sponsor” beginning on page 138 of the Prospectus.

“American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, is a Maryland corporation that qualifies as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, the ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, the ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close in the first quarter of 2013. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties. On January 4, 2013, the closing price per share of common stock of ARCT was $11.94.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of December 31, 2012, NYRR had received aggregate gross proceeds of $178.0 million which includes the sale of 17.6 million shares in its public offering and $3.7 million from its distribution reinvestment plan. As of December 31, 2012, there were 19.9 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of December 31, 2012, NYRR had total real estate investments, at cost, of $350.7 million. As of September 30, 2012, NYRR had incurred, cumulatively to that date, $19.1 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $5.9 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2012, PE-ARC had received aggregate gross offering proceeds of $136.1 million which includes the sale of 13.8 million shares of common stock in its public offering and $1.5 million from its distribution reinvestment program. As of December 31, 2012 PE-ARC had acquired 26 properties, 20 of which are held through a 54% owned joint venture, and had total approximate real estate investments at cost of $307.9 million. As of September 30, 2012, PE-ARC had incurred, cumulatively to that date, $14.1 million in offering costs for the sale of its common stock and $4.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of December 31, 2012, ARC HT had received aggregate gross offering proceeds of $553.1 million which includes the sale of 55.6 million shares in its public offering and $6.9 million from its distribution reinvestment plan. As of December 31, 2012, ARC HT had acquired 50 commercial properties, for a purchase price of $673.0 million. As of September 30, 2012, ARC HT had incurred, cumulatively to that date, $46.8 million in offering costs for the sale of its common stock and $8.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of December 31, 2012, ARC DNAV had received aggregate gross proceeds of $8.1 million from the sale of 0.9 million shares in its public offering. As of December 31, 2012, ARC DNAV had acquired eight properties with total real estate investments, at cost, of $27.4 million. As of September 30, 2012, ARC DNAV had incurred, cumulatively to that date, $3.5 million in offering costs from the sale of its common stock and $0.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of December 31, 2012, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $27.1 million from its distribution reinvestment plan. As of December 31, 2012, ARCT III owned 507 single tenant, free standing properties and had total real estate investments, at cost, of $1.5 billion. As of September 30, 2012, ARCT III had incurred, cumulatively to that date, $196.7 million in offering costs for the sale of its common stock and $26.1 million for acquisition costs related to its portfolio of properties. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012 ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. In aggregate, ARCP has received $127.9 million of proceeds (net of rescissions) from the sale of common and convertible preferred stock. As of December 31, 2012, ARCP owned 147 single tenant, free standing properties and real estate investments, at a purchase price of $278.7 million. On December 14, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT III. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger is expected to close during the second quarter of 2013. On January 4, 2013, the closing price per share of common stock of ARCP was $14.09.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of December 31, 2012, ARC Global received aggregate gross proceeds of $2.2 million from the sale of 0.2 million shares in its public offering. As of December 31, 2012, ARC Global had acquired one property with a base purchase price of $2.6 million. As of September 30, 2012, ARC Global had incurred, cumulatively to that date, $2.1 million in offering costs for the sale of its common stock.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2012, ARCT IV received aggregate gross proceeds of $255.3 million from the sale of 10.4 million shares in its public offering and $0.4 million from its distribution reinvestment plan. As of December 31, 2012, ARCT IV owned 49 free standing properties at a purchase price of $76.7 million. As of September 30, 2012, ARCT IV had incurred, cumulatively to that date, $2.0 million in offering costs for the sale of its common stock and $0.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which has not yet been declared effective by the SEC. As of December 31, 2012, ARC HT II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in its public offering. As of December 31, 2012, ARC HT II has not acquired any properties. As of October 25, 2012, ARC HT II had incurred, cumulatively to that date, $0.6 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2012, BDCA had raised gross proceeds of $152.5 million which includes the sale of 14.7 million shares in its public offering and $2.0 million from its distribution reinvestment program. As of December 31, 2012, BDCA’s investments, at original cost, were $208.1 million.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on The NASDAQ Capital Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global DNAV, ARCT IV, ARC HT II and Business Development Corporation of America. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common shares on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III and Business Development Corporation of America are in their offering and acquisition stages. Other than ARCT, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid with proceeds of ARCP’s initial public offering, and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply Company for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.”

The second to last sentence of the first paragraph under the section “Prior Performance Summary — Nicholas S. Schorsch” on page 143 of the Prospectus is hereby deleted.

The following disclosure replaces in its entirety the second to last sentence of the third paragraph under the section “Prior Performance Summary — Adverse Business Developments and Conditions” on page 144 of the Prospectus.

“On September 7, 2011, the note-holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid from proceeds of ARCP’s initial public offering and the properties were contributed to ARCP as part of its formation transaction.”

The following disclosure is hereby inserted at the end of the section “Prior Performance Summary — Adverse Business Developments and Conditions” on page 145 of the Prospectus.

“From 2008 through 2011, the AR Capital programs referenced above have experienced a non-renewal of seven leases, two units of which were leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.”

Experts

The following paragraph is inserted at the end of the section “Experts” on page 210 the Prospectus.

“The statement of revenues and certain expenses of the Liberty Crossing Shopping Center for the year ended December 31, 2011 appearing in American Realty Capital — Retail Centers of America, Inc.’s Report on Form 8-K/A, incorporated by reference in this prospectus and elsewhere in the registration statement has been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Incorporation of Certain Information by Reference

The following disclosure hereby replaces in its entirety the second paragraph and the four bullet points that follow under the heading “Incorporation of Certain Information by Reference” on page 210 of the Prospectus.

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 21, 2012;
•	Current Reports on Form 8-K and 8-K/A filed with the SEC on March 2, 2012; March 9, 2012; May 4, 2012; June 11, 2012; June 12, 2012; July 3, 2012; August 22, 2012; August 24, 2012 and October 17, 2012;
•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on April 25, 2012; and
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 8, 2012; for the quarter ended June 30, 2012 filed with the SEC on August 8, 2012 and for the quarter ended September 30, 2012 filed with the SEC on November 13, 2012.”

Electronic Delivery of Documents

The following disclosure hereby replaces in their entirety the first and second sentences of the section “Electronic Delivery of Documents” beginning on page 210 of the Prospectus.

“Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 4 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 4 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Letter of Direction

The form of Letter of Direction contained on page E-1 of the Prospectus is hereby replaced with the revised form of Letter of Direction attached to this Supplement No. 4 as Appendix E. The revised form of Letter of Direction supersedes and replaces the form Letter of Direction in the Prospectus.

American Realty Capital – Retail Centers of America
SUBSCRIPTION AGREEMENT

American Realty Capital – Retail Centers of America

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Retail *(except ARC Retail investors in AL, OH, PA and TN)*, make checks payable to:** American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Retail investors in AL, OH, PA and TN, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.

Note: Investment subject to suitability standards, see the Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital – Retail Centers of America, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital – Retail Centers of America, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital – Retail Centers of America, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital – Retail Centers of America, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital – Retail Centers of America, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital – Retail Centers of America, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital – Retail Centers of America, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth *(excluding home, home furnishings and automobiles)* of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the ARC Retail Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in ARC Retail shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama and Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in the ARC Retail offering and other similar offerings. We will not release proceeds from Alabama investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARC Retail.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in ARC Retail shares and shares of its affiliates shall not exceed 10% of the resident's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than 10% of any Missouri investor's liquid net worth shall be invested in the securities registered by ARC Retail for this offering with the Securities Division.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in ARC Retail shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-1-4

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name — Date
Signature of Joint Owner, if applicable	Print Name — Date

C-1-5

C-1-6

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

IMPORTANT: Please note that there are state-specific mailing addresses for ARC Retail.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

For Overnight Deliveries

State-Specific Mailing Address Differences for ARC Retail:

- **For ARC Retail investors in AL, OH, PA and TN, mail to:**

American Realty Capital – Retail Centers of America, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-1-8

ARC Global | ARCT IV | ARC DailyNAV | ARC-HT | NYRR | ARC Retail | BDCA | PE-ARC | UDF IV

# Multi-Offering SUBSCRIPTION AGREEMENT

**AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE (OR ARC-HT INVESTORS IN SOUTH CAROLINA) MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

## 3

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

## 4

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

**NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

**Government ID: *(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

*Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

C-2-2

## 5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

**Note:** Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

**Footnotes:**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

## Distributions

**AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL TRUST IV, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.**

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**BUSINESS DEVELOPMENT CORPORATION OF AMERICA**

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.**

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

**UNITED DEVELOPMENT FUNDING IV**

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-3

**5a** Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

## ELECTRONIC DELIVERY ELECTION

*Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:*

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

***Your e-mail address will be held in confidence and used only for matters relating to your investments.***

**6** **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

**NOTE:** ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

| **Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)** | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings:** | | |
| Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. | | |
| ***California residents only:*** In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*. | | |
| ***Kansas residents only:*** In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Michigan residents only:*** A Michigan investor cannot invest more than 10% of their net worth in each Issuer. | | |

C-2-4

**6 Continued**

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For Investors of ALL Offerings *(Continued)*:** | | |
| ***Missouri residents only***: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division. | | |
| **For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:** | | |
| I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only***: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth. | | |
| ***Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only***: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Pennsylvania, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio and Pennsylvania investors, ARC Global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. | | |
| ***Iowa residents only***: An Iowa investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Iowa resident's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth. | | |
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARCT IV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARCT IV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT IV and its affiliate cannot exceed 10% of the investor's net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT IV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. A Ohio investor's aggregate investment in ARCT IV shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |

C-2-5

**6** *Continued*

| Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only** *(Continued)*: | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***New Jersey residents only:*** Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles. | | |

| | | |
|---|---|---|
| **For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Texas residents only:*** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions. | | |

C-2-6

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |
| ***Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***California residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).* | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:** | | |
|---|---|---|
| I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).* | | |

C-2-7

**6** ***Continued***

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | **Owner** | **Co-Owner** |
|---|---|---|
| **For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only** *(Continued)***:** | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. | | |
| **For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only:*** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions. | | |
| ***Nebraska residents only:*** Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth. | | |
| ***Mississippi residents only:*** In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings. | | |
| ***North Dakota residents only:*** North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| **For Business Development Corporation of America ("BDCA") Investors Only:** | | |
| I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Arizona residents only:*** The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year. | | |
| ***Iowa, Kentucky and New Jersey residents only:*** Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth. | | |
| ***Oregon residents only:*** In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth. | | |
| ***Maine residents only:*** The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |

C-2-8

## 6 *Continued*

| **Subscriber Acknowledgements & Signatures *(Continued)*** *(you must initial ALL appropriate representations below)* | Owner | Co-Owner |
|---|---|---|
| **For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:** | | |
| ***Nebraska residents only:*** Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles. | | |
| ***Idaho residents only:*** Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.) | | |
| ***North Dakota residents only:*** BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards. | | |
| ***Texas residents only:*** Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. | | |
| ***Oklahoma residents only:*** Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*. | | |
| ***North Carolina residents only:*** Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. | | |
| ***Ohio residents only:*** In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth. | | |
| ***New Mexico residents only:*** In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth. | | |
| **For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:** | | |
| Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC. | | |
| I/we am/are purchasing shares for my/our own account. | | |
| I/we acknowledge that shares are not liquid. | | |
| If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. | | |
| ***Nebraska residents only:*** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. | | |
| ***Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only:*** Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. | | |
| ***Kentucky residents only:*** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth. | | |
| ***New Mexico residents only:*** Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC. | | |
| **For United Development Funding IV ("UDF IV") Investors Only:** | | |
| I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV. | | |
| I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. | | |
| I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts." | | |

C-2-9

C-2-10

# 6[b]

## Substitute Form W-9
## ALL U.S. Taxpayer Must Sign

## SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

### Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

**Exempt TIN. Check here if investor is an exempt payee.** ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

| | |
|---|---|
| Signature of Investor | Print Name Date |
| Signature of Joint Owner, if applicable | Print Name Date |

# 6[b] *Continued*

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

**What Number to Give the Requester.** – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account [1] |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor [2] |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee [1] |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner [1] |
| 5. Sole proprietorship or single-owner LLC | The owner [3] |

| For this type of account: | Given the EIN of: |
|---|---|
| 6. Sole proprietorship or single-owner LLC | The owner [3] |
| 7. A valid trust, estate, or pension trust | The legal entity [4] |
| 8. Corporate or LLC electing corporate status on Form 8832 | The corporation |
| 9. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 10. Partnership or multi-member LLC | The partnership or LLC |
| 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 12. A broker or registered nominee | The broker or nominee |

C-2-11

6b Continued

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

*(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.*
*(2) Circle the minor's name and furnish the minor's SSN.*
*(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
*(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

**Note:** *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

### Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

### Payees Exempt from Backup Withholding

*Backup withholding is not required on any payments made to the following payees:*

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

*Other payees that may be exempt from backup withholding include:*

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

**Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.** *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

### Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

### Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

**FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.**

C-2-12

C-2-13

C-2-14

APPENDIX E

LETTER OF DIRECTION

    , 20
American Realty Capital — Retail Centers of America, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City,
Missouri 64105-1407

Re:	Registered Investment Advisory Fees Account No. (“Account”)
Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital — Retail Centers of America, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$   ; or

  % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, North Dakota or Ohio investors.

E-1